EXHIBIT 10.24

eBenefits and Avert Strategic Alliance Agreement

eBenefits, Inc.                             Avert
135 Stillman Ave.                           301 Remington Street
San Francisco, CA 94107                     Fort Collins, Colorado 80524
Phone: (415) 495-7585                       Phone: (800) 367-5933
Fax: (415) 704-3153                         Fax:  (800) 237-4011

This Strategic Alliance Agreement (“Agreement”) dated July 1, 2000 (“Effective Date”), is between eBenefits, Inc. (“eBenefits”) and Avert.

eBenefits is in the business of providing, promoting and distributing a wide range of HR and business management products and services through its public web site at www.ebenefits.com and through a series of customized versions of its web site (Co-branded applications) provided to alliance partners, approved resellers and other eBenefits partnerships.

Avert is a company devoted exclusively to the provision of employment screening services and related hr employment services for a global marketplace of human resource professionals.

The purpose of this Agreement is to enable eBenefits and Avert to enter into a relationship that will enable the two parties to provide access to the eBenefits products and services through a co-branded application.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, eBenefits and Avert hereby agree as follows:

1. SERVICES

Avert Services. In order to enable and assist eBenefits to develop the Co-Branded Services, Avert agrees to deliver the items and perform the services described in Exhibit A (the “Avert Services”).

Avert shall be responsible for maintaining, hosting and providing the Avert Services and Avert-developed portion of the Co-Branded Site. Nothing in this Agreement shall be construed to grant eBenefits any right or license to the Avert Services.

eBenefits Services. eBenefits agrees to develop the Co-Branded Services to the specifications described in Exhibit A, subject to any changes in the specifications agreed upon in writing by the parties.

eBenefits shall be responsible for providing, maintaining and supporting the Co-Branded Services and the eBenefits-developed portion of the Co-Branded Site, as well as maintaining and hosting the Co-Branded Site. The Co-Branded Services shall be accessible through the Co-Branded Site twenty-four hours a day, seven days a week, except for scheduled maintenance, required repairs and interruptions beyond eBenefits’ reasonable control. The Co-Branded Site and the Co-Branded Services shall be available on the Internet after the agreed upon launch date. eBenefits shall include on the Co-Branded Site such legal notices as mutually agreed in writing by the parties. eBenefits shall upgrade the Co-Branded Services on substantially the same schedule as eBenefits upgrades its non-co-branded version of such services.

3. MARKETING AND PROMOTION

Marketing Activities. Avert shall perform at a minimum the marketing and promotional activities for the Co-Branded Services described in Exhibit B.

Terms of Service. Acceptance of any order for the Co-Branded Services shall be subject to the Terms of Service and standard policies as more fully described at www.eBenefits.com. eBenefits shall provide prior notice to Avert should eBenefits terminate the provision of Co-Branded Services to any User pursuant to the existing Terms of Service and/or other standard policies in place at the time of said termination of service.

eBenefits Marketing Collateral. eBenefits shall deliver to Avert our logo and product information on Virtual HR (“eBenefits Marketing Collateral”) for the purpose of Avert’s promotion of Co-Branded Services in accordance with the terms of this Agreement

Avert Marketing Collateral. Avert shall be responsible for developing marketing collateral in addition to the collateral provided by eBenefits (“Avert Marketing Collateral”). Avert Marketing Collateral shall be subject to eBenefits’ prior written approval. Avert shall make the Avert Marketing Collateral available to eBenefits for the purpose of eBenefits’ promotion of Co-Branded Services in accordance with the terms of this Agreement.

4. ORDER PROCESSING

eBenefits shall process orders for Co-Branded VirtualHR accounts. eBenefits reserves the right to reject Users who order Co-Branded VirtualHR through the Co-Branded Site that do not comply with any requirements that eBenefits periodically may establish. Customers who order VirtualHR through this Program will be deemed to be customers of eBenefits. Accordingly, all eBenefits rules, policies, and operating procedures concerning customer orders, customer service and product sales will apply to those customers.

5. CO-BRANDED SERVICES PRICING AND FEES

In lieu of a commission to Avert for delivering customers that elect to subscribe to VirtualHR eBenefits agrees to offer an equivalent financial benefit to such customers. The financial benefit can be in the form of deferred payment, reduced monthly charge or other similar program. eBenefits will notify Avert Inc of the financial benefit program in effect and any changes to the program as they occur.

6. RECORDS.

The parties shall maintain complete and accurate accounting records at their principal place of business covering all transactions, revenues and associated fees and payments, and each party shall have the right, subject to confidentiality measures, to inspect relevant accounting records by an independent certified public accountant on thirty (30) days written notice during normal business hours. The parties shall maintain such relevant accounting records for at least two (2) years after termination or expiration of this Agreement.

7. INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS

Retention of Rights. Except as expressly licensed under this Agreement, each party shall retain all rights and interests in its respective trademarks, copyright and other intellectual property or proprietary rights. The parties acknowledge and agree that (i) each party’s intellectual property or proprietary rights are and shall remain the sole property of that party; (ii) nothing in this Agreement shall convey to either party any right of ownership in the other party’s intellectual property or proprietary rights; (iii) neither party shall now or in the future contest the validity of the other party’s intellectual property or proprietary rights; (iv) neither party shall in any manner take any action that would impair the value of, or goodwill associated with, such intellectual property or proprietary rights; and (v) at no time during or after the terms of this Agreement shall either party challenge or assist others to challenge their respective intellectual property or proprietary rights. The parties acknowledge and agree that all use a party’s property by the other party shall inure to the benefit of the party whose property is being used.

Avert’s Ownership Rights. eBenefits acknowledges and agrees that except as otherwise provided herein, Avert shall retain sole ownership of the content of the Co-Branded Site provided by Avert (the “Avert Content”). Except as otherwise provided herein, title to all intellectual property rights, including but not limited to copyrights, trademarks, patents and trade secrets in the Avert Content is with, and shall remain with Avert.

eBenefits’ Ownership Rights. Avert acknowledges and agrees that except as otherwise provided herein, eBenefits shall retain sole ownership of the content of the Co-Branded Site provided by eBenefits (the “eBenefits Content”). Except as otherwise provided herein, title to all intellectual property rights, including but not limited to copyrights, trademarks, patents and trade secrets in the eBenefits Content is with, and shall remain with eBenefits.

Avert License. Subject to the terms and conditions of this Agreement and solely for purposes contemplated in it, Avert hereby grants eBenefits a non-exclusive, worldwide, revocable, royalty-free, limited license (i) to use, reproduce, distribute, modify, publicly perform, and publicly display the Avert Content on the Co-Branded Site (eBenefits may not change, edit or otherwise alter said content); (ii) to use the trade or service name and mark Avert and related logos (collectively the “Avert Marks”) on the Co-Branded Site, and (iii) to use the Avert Marketing Collateral in connection with the promotion, marketing and distribution of the Co-Branded Site. If eBenefits desires to use such Avert Marks or Marketing Collateral other than as set forth above (including their use in press releases, product brochures and financial reports of eBenefits), eBenefits shall, in each instance, obtain Avert’s written approval for use of the Avert Marks or Marketing Collateral, which consent shall not be unreasonably withheld or delayed.

eBenefits License. Subject to the terms and conditions of this Agreement and solely for the purposes contemplated in it, eBenefits hereby grants to Avert a non-exclusive, worldwide, revocable, royalty-free, limited license to use the trade or service name and mark eBenefits and related logos (collectively the “eBenefits Marks”) and the eBenefits Marketing Collateral in connection with the promotion, marketing and distribution of the Co-Branded Site. If Avert desires to use such eBenefits Marks or Marketing Collateral other than as set forth above (including their use in press releases, product brochures and financial reports of Avert), Avert shall, in each instance, obtain eBenefits’ prior written consent for use of the eBenefits Marks or Marketing Collateral, which consent shall not be unreasonably withheld or delayed.

8. SITE MAINTENANCE

Avert’s Site Maintenance Obligations. Subject to the terms of this Agreement, including the restrictions governing Avert’s use of the eBenefits Marks, Avert shall be solely responsible for the development, operation, and maintenance of its web site and for all materials that appear on it. Avert shall be solely responsible for: the technical operation of its web site and all related equipment; creating and posting product and service descriptions on its web site and linking to eBenefits web site; the accuracy and appropriateness of materials posted on its web site; ensuring that materials posted on Avert web site do not violate or infringe upon the rights of any third party (including copyrights, trademarks, privacy, or other personal or proprietary rights); and ensuring that materials posted on Avert web site are not libelous or otherwise illegal. eBenefits hereby disclaims all liability for these matters.

eBenefits’ Site Maintenance Obligations. Subject to the terms of this Agreement, including the restrictions governing eBenefits’ use of the Avert Marks, eBenefits shall be solely responsible for the development, operation, and maintenance of its web site and for all materials that appear on it. eBenefits shall be solely responsible for: the technical operation of its web site and all related equipment; creating and posting product and service descriptions on its site and linking to the Avert site; the accuracy and appropriateness of materials posted on its web site; ensuring that materials posted on its web site do not violate or infringe upon the rights of any third party (including, copyrights, trademarks, privacy, or other personal or proprietary rights); and ensuring that materials posted on its web site are not libelous or otherwise illegal. Avert hereby disclaims all liability for these matters.

9. TERM AND TERMINATION

Term. The initial term of this Agreement shall be two (2) years from the Effective Date, and each subsequent term shall be one year. Unless either party terminates this Agreement as provided herein, the term of this Agreement shall automatically renew yearly after the initial term. For the term of this Agreement, Avert will not sell, market, promote or endorse on the Avert site any services that compete with eBenefits services, which include online human resources and benefits management for small to mid-sized businesses.

Termination for Breach. If either party is in default of any material provision of this Agreement and such default is not cured within sixty (60) days of receipt of written notice, the non-breaching party shall have the right to terminate this Agreement. Such remedy shall be non-exclusive and the non-terminating party shall have all other remedies available at law and in equity.

Automatic Termination. This Agreement may be terminated by either party immediately, without notice, (i) upon the institution by or against the other party of insolvency, receivership, or bankruptcy proceedings or any other proceedings for the settlement of the other party’s debts; (ii) upon the other party making an assignment for the benefit of creditors; or (iii) upon the other party’s dissolution.

Termination for Quality or Functionality of the Co-Branded Site. This Agreement may be terminated by either party if, in either party’s reasonable opinion, there are significant problems with or significant decreases in the quality or functionality of the Co-Branded Site provided by the other party and the other party is unable to remedy such quality or functionality issues within sixty (60) days after said party is given written notice of such issues, or there is a material adverse change concerning the other party’s business operations, which change the terminating party deems could be detrimental to its interests and/or that of Users.

Obligations Upon Expiration or Termination. Upon any expiration or termination of this Agreement, the entire financial obligation of the parties to each other shall be for then accrued payments due under the Agreement, which payments shall be made within thirty (30) days of such expiration or termination. All future financial obligations of the parties to make payments of any kind whatsoever shall forthwith cease and be of no further force or effect. Not later than seven (7) days after expiration or termination of this Agreement, the parties (i) shall return to each other all Confidential Information received from the other party; (ii) cease use of, and remove form its site, all links to the other’s site, all trademarks, and logos of the other party, and all other materials provided by or on behalf of the other pursuant hereto or in connection with this Agreement; and (iii) shall provide each other with a signed written statement certifying compliance with the foregoing obligations.

Services to Users Upon Expiration or Termination. Upon any expiration or termination of this Agreement, Avert shall be solely responsible for any continued provision of Avert services to Avert Services customers, and eBenefits shall be solely responsible for any continued provision of eBenefits Services to eBenefits Services customers. eBenefits shall assume responsibility for maintaining, servicing and billing Users of Co-Branded Services.

10. OTHER SERVICES AND RELATED OBLIGATIONS

At Avert’s request, eBenefits shall provide Avert with training, training support, custom development and other consulting services for fees to be mutually agreed upon by the parties.

eBenefits shall provide the same support services at the same service levels to Users of Co-Branded Services that eBenefits provides to users of its non-co-branded version of such services.

eBenefits shall maintain all facilities, equipment, supplies, services, operations and technical support as are necessary for the delivery of, access to, host, maintenance and support of the Co-Branded Site as contemplated by this Agreement.

11. WARRANTIES

Both parties warrant that they have full power and authority to enter into this Agreement, and that entering into and performance of this Agreement by both parties will not violate, conflict with, or result in a default under any other contract or agreement to which either party are a party. Both parties warrant that their respective web site(s) do not and will not infringe, violate or misappropriate any copyright, trade secret, trademark, or other proprietary or intellectual property right of any third party or constitute libel, defamation, invasion of privacy or the violation of any right of publicity or any other right of any third party. Both parties are solely responsible for the development, operation, maintenance and content of their respective web site(s) or other distribution methods.

Both Parties warrant that the services provided by them under this Agreement (i) will be performed in a workmanlike manner; (ii) will be in compliance with the terms of this Agreement or as otherwise agreed to in writing by the parties; and (iii) will be performed in conformity with applicable professional standards and in compliance with all laws, rules and regulations applicable thereto.

12. INDEMNIFICATION.

Both parties agree to indemnify, defend and hold the other party and its directors, officers, affiliates, partners, employees and agents harmless from and against all liability, losses, claims, damages, costs and expenses (including without limitation attorneys’ fees, court costs and costs of other professionals) relating to or arising from third party claims based on the foregoing. the development, operation, maintenance and contents of their respective web site(s) or distribution methods; any negligent act, omission, or willful misconduct in the performance of this Agreement; and/or the breach of any representation, warranty or agreement made herein .

13. DISCLAIMER.

EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE PARTIES HEREBY DISCLAIM ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OR MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH REGARD TO THIS AGREEMENT WHICH WOULD OTHERWISE EXTEND BEYOND THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN.

14. LIMITATION OF LIABILITY

        EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOSS OF PROFITS, LOSS OF BUSINESS OPPORTUNITIES, LOSS OF USE, LOSS OF DATA, INTERRUPTION OF BUSINESS, COST OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES, OR FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, INDIRECT OR INCIDENTAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, AND WHETHER ARISING UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER THEORY OF LIABILITY. THE LIMITS SET FORTH IN THIS SECTION WILL APPLY EVEN IF EITHER PARTY HAS ADVISED OR BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL EITHER PARTY’S LIABILITY UNDER THIS AGREEMENT EXCEED THE TOTAL FEES PAID TO THE OTHER PARTY UNDER THIS AGREEMENT. THE PROVISIONS OF THIS SECTION WILL SURVIVE EXPIRATION OR TERMINATION OF THIS AGREEMENT FOR ANY REASON.

15. CONFIDENTIALITY

During the term of this Agreement, both parties acknowledge that they may have access to certain non-public information of the other party, which information a reasonable person would consider confidential or which is marked as “confidential” or “proprietary” (“Confidential Information”). Confidential information includes, but is not limited to the following information: products; prices; costs; discounts; future plans; business affairs; research; inventions; engineering; process information; trade secrets; technical information; customer lists; product design information; and other proprietary information. This Confidential Information is valuable, special and represents unique assets of the other party. Confidential Information does not include information that is generally known and available, or in the public domain through no fault of the other party.

The parties agree (i) not to disclose any Confidential Information to any third parties, (ii) not at any time or in any manner, either directly or indirectly, use any Confidential Information for your own benefit, or divulge, disclose, or communicate in any manner any Confidential Information to any third party without prior written consent of the other party; (iii) not to use any Confidential Information for any purposes except carrying out your rights and responsibilities under this Agreement, and (iv) to keep the Confidential Information confidential using the same degree of care you use to protect your own confidential information, as long as you use at least reasonable care.

A violation of the provisions of this Section shall constitute a material breach of this Agreement. If it appears that one party has disclosed (or have threatened to disclose) Confidential Information in violation of this Agreement, the other party shall be entitled to an injunction to restrain the breaching party from disclosing, in whole or in part, such Confidential Information, or from providing any services to any party to whom such Confidential Information has been disclosed or may be disclosed. Neither party shall be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

16. RELATIONSHIP OF PARTIES

The parties are separate and independent legal entities, and nothing in this Agreement shall create any partnership, joint venture, agency, franchise, and sales representative or employment relationship between the parties. Neither party has the authority to bind the other or to incur any liability on behalf of the other. Neither party has the authority to make or accept any offers on behalf of the other, nor to make any representations on the other party’s behalf. Neither party will make any statement, whether on their own web site or otherwise, that reasonably would contradict anything in this Section 17.

17. INDEPENDENT INVESTIGATION

BOTH PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT AND AGREE TO ALL ITS TERMS AND CONDITIONS. BOTH PARTIES HAVE INDEPENDENTLY EVALUATED THE DESIRABILITY OF ENTERING INTO THIS AGREEMENT AND ARE NOT RELYING ON ANY REPRESENTATION, GUARANTEE OR STATEMENT OTHER THAN AS SET FORTH IN THIS AGREEMENT.

18. MEDIATION AND ARBITRATION

The parties agree to select a mutually agreeable, neutral third party to help them mediate any dispute that arises under the terms of this Agreement. If the mediation is unsuccessful, the parties agree that the dispute shall be decided by binding arbitration under the rules of the American Arbitration Association (“AAA”), and that the arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Commercial Disputes. Arbitration will be administered through the mutually agreed branch of AAA. Both parties agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. The decision of the arbitrator shall be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction by either party. Costs and fees associated with the mediation/arbitration shall be shared equally by the parties. The prevailing party in the arbitration proceedings shall be awarded reasonable attorney fees, expert witness costs and expenses, and all other costs and expenses incurred directly or indirectly in connection with the proceedings, unless the arbitrators shall for good cause determine otherwise. Except as otherwise provided in this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between the parties. Accordingly, except as otherwise provided in this Agreement, neither party shall be permitted to pursue court action regarding claims that are subject to arbitration other than to obtain injunctive relief.

19. MISCELLANEOUS PROVISIONS

Entire Agreement. This Agreement, including the attached Exhibits which are incorporated herein by reference as though fully set out, contains the entire understanding and agreement of the parties with respect to the subject matter contained herein, supersedes all prior oral or written understandings and agreements relating thereto except as expressly otherwise provided, and may not be altered, modified or waived in whole or in part, except in writing, signed by duly authorized representatives of the parties.

Severability. If any provision in this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall continue in full force without being impaired or invalidated in any way.

Governing Law. This Agreement will be governed by the laws of the state of California, without reference to rules governing choice of laws. Any action relating to this Agreement and brought in accordance with its terms must be brought in any state or federal court located in the California, and the parties irrevocably consent to the jurisdiction of such courts.

Assignment. This Agreement may not be assigned, by operation of law or otherwise, unless agreed upon in writing by the parties. Subject to that restriction, this Agreement will be binding on, inure to the benefit of and be enforceable against the parties and their respective successors and assigns.

Expenses. Except as expressly provided in this Agreement or as otherwise mutually agreed in writing by both parties, each party shall bear all expenses arising from the performance of their respective obligations under this Agreement.

Notices. For purposes of all notices and other communications required or permitted to be given hereunder, the addresses of the parties hereto shall be as indicated below. All notices shall be in writing and shall be deemed to have been duly given if sent by facsimile or electronic mail, the receipt of which is confirmed by return facsimile or electronic mail, or sent by first class registered or certified mail or equivalent, return receipt requested, addressed to the parties at their addresses set forth below:

If to eBenefits:
135 Stillman Street, San Francisco, CA 94107
Attn: Andy Kurtzig
E-Mail: andy@e-benefits.com
Fax: (415) 704-3153

If to Avert:
301 Remington Street
Fort Collins, Colorado 80524
Attn: Len Koch
E-Mail: koch@avert.com
Fax: (800) 237-4011

Waiver. Neither party’s failure to enforce strict performance of any provision of this Agreement shall constitute a waiver of their right to subsequently enforce such provision or any other provision of this Agreement.

         Force Majeure. Neither party shall be held responsible for damages caused by delays in performing or failures to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party.

Authority. The parties and their representatives signing this Agreement hereby acknowledge and represent that the representatives signing this Agreement are duly authorized agents of the parties hereto and are authorized to have full authority to enter into this Agreement on behalf of the parties for whom they are signing.

Section Headings. The sections and subsections headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof.

Survival. The rights and obligations under Sections 7, 8, 10, 12, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive after the expiration or termination of this Agreement for any reason.

IN WITNESS WHEREOF, the parties hereby execute this agreement as of the Effective Date set forth above.

eBenefits, Inc.                     Avert

By:  _____________________________  By:  ___________________________________

Name:___________________________    Name:_________________________________

Title: ___________________________  Title: __________________________________

EXHIBIT A

Co-Branded Services Development

Avert Deliverables:

Avert will deliver an Avert logo.

eBenefits will develop the Co-Branded Services to the following specifications:

Avert and eBenefits shall be co-branded side by side.

Provide Avert with a special URL, which uniquely identifies Co-Branded Services Customers.

EXHIBIT B

Avert Marketing and Promotional Obligations

Avert will educate all Avert sales associates on the use and sale of Co-Branded Services to Avert customers. In addition, Avert will incentivize all Avert sales associates for the use and sale of Co-Branded Services to Avert customers. As mutually agreed between the parties, Avert will:

|_|      Educate and incentivize all telemarketing people
|_|      Promote Co-Branded Services on Internet Website, including key placement on
         “HRDesktop”, all Human Resources Management pages, Partner pages and business links pages. At least one link, image description will be within 1 click from Avert default home page.

|_|      Educate, incentivize and promote accountant referrals of Co-Branded Services

Avert will promote Co-Branded Services to its 10,000 small business customers through the following methods:

|_|      Mention in client newsletters and internal newsletters
|_|      Via e-mail and other electronic announcements
|_|      All appropriate marketing campaigns
|_|      New Product Offering Announcements
|_|      Incorporate into base line training

Avert will also promote Co-Branded Services through the following:

|_|      Public Relations Announcements
|_|      Other marketing vehicles deemed appropriate

EXHIBIT C

Price Schedule

        HR Tools subset of VirtualHR (Launching with eBenefits redesign in August, 2000) No charge

Co-Branded VirtualHR